UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2009

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Place, Suite 450, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure

This current report on Form 8-K relates to information received by PharmAthene, Inc. (the “Company”) from the U.S. Department of Health and Human Services (“DHHS”) regarding the Company’s bid in response to the DHHS Request for Proposal (RFP-BARDA-08-15) for an ‘‘Anthrax Recombinant Protective Antigen (rPA) Vaccine for the Strategic National Stockpile,’’ and the potential timing of a contract award under this solicitation.

On April 15, 2009, DHHS issued an amendment to the RFP requiring that each bidder submit within 15 days a comprehensive plan to the U.S. Food and Drug Administration (“FDA”) outlining the regulatory strategy for the rPA anthrax vaccine to be developed under a contract should one be awarded under the solicitation.  DHHS has not provided information with respect to the nature of the review by the FDA of such submission nor  indicated how this new requirement will affect the final timing for an award decision or how feedback from the FDA in response to the submission could affect DHHS’ selection of potential winning bidders under the solicitation.  There can be no assurance that DHHS will not again extend the timeline for issuing an award, add other requirements, or that the Company will be awarded a contract under that solicitation.  The amendment, the fifth one to date under the RFP, also indicates that the solicitation continues not to be open to new bidders.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: April 16, 2009	By:	/s/ David P. Wright
David P. Wright
President and Chief Executive Officer